                                   EXHIBIT 99

                 CCFNB BANCORP, INC.
                 SELECTED CONSOLIDATED FINANCIAL DATA
                 (Dollar Amounts in Thousands)


     The following table sets forth the composition of CCFNB's loan portrolio as of the date indicated:

                                              For the Years Ended December 31,
                                              --------------------------------
                                                     2000              1999              1998              1997              1996
                                                     ----              ----              ----              ----              ----
Commercial                                       $ 14,412          $ 15,559          $  8,991          $  7,551          $  7,957
Tax Exempt                                          2,747             2,124             2,512             2,591             2,064
Qualified Municipal Leases                            122               173                20                 0                35
Real Estate-Construction                            1,648             2,509             1,278               637               660
Real Estate                                       106,604           102,108            96,742            99,780            96,439
Personal                                           12,317            12,562             9,461             8,524             8,447
Credit Cards                                            0                 0                 0               383               441
                                                 --------          --------          --------          --------          --------
                                                 $137,850          $135,035          $119,004          $119,466          $116,043
Unamortized Loan Fees net of Costs                    486                28                70                97               129
Unearned Discount                                       4               584               376               324               324
                                                 --------          --------          --------          --------          --------
Loans, Net                                       $137,360          $134,423          $118,558          $119,045          $115,590
                                                 ========          ========          ========          ========          ========

     The following table presents the percentage distribution of loans by category as of the date indicated:

                                         For the Years' ended December 31,
                                         --------------------------------
                                                  2000              1999              1998              1997              1996
                                                  ----              ----              ----              ----              ----
Commercial                                      10.45%            11.57%             7.56%             6.32%             6.85%
Tax Exempt                                       1.99%             1.58%             2.11%             2.17%             1.78%
Qualified Municipal Leases                       0.09%             0.13%             0.02%             0.00%             0.03%
Real Estate-Construction                         1.20%             1.87%             1.07%             0.53%             0.57%
Real Estate                                     77.33%            75.94%            81.29%            83.52%            83.11%
Personal                                         8.94%             8.91%             7.95%             7.14%             7.28%
Credit Cards                                     0.00%             0.00%             0.00%             0.32%             0.38%
                                               ------            ------            ------            ------            ------
Total Loans                                    100.00%           100.00%           100.00%           100.00%           100.00%
                                               ======            ======            ======            ======            ======


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


     The following table shows the maturity of loans in the specified categories of CCFNB's loan portfolio at December 31, 2000, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                                  December 31, 2000
                                                                  -----------------
                                                                      Maturing          Maturing
                                                    Maturing            After             After           Maturing
                                                     In One           One Year         Five Years           After
                                                      Year             Through           Through             Ten
                                                    Or Less          Five Years         Ten Years           Years        Total
                                                    -------          ----------         ---------           -----        -----
Amounts in Thousands
Commercial, Tax Exempt, Qualified Municipal
  Leases, Real Estate, Personal and Credit
  Card Loans                                        $63,298           $63,916            $7,329            $1,169       $135,712
Real Estate-Construction Loans                        1,648                 0                 0                 0          1,648
                                                    -------           -------            ------            ------       --------
Total                                               $64,946           $63,916            $7,329            $1,169       $137,360
                                                    -------           -------            ------            ------       --------
Amount of Such Loans with:
  Predetermined Fixed Rates                         $12,938           $19,503            $7,329            $1,169        $40,939
  Floating or Adjustable Rates                       52,008            44,413                 0                 0         96,421
                                                    -------           -------            ------            ------       --------
Total                                               $64,946           $63,916            $7,329            $1,169       $137,360
                                                    =======           =======            ======            ======       ========


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

     The following table presents a summary of CCFNB's loan loss experience as of the dates indicated:

                                                      For The Years Ended December 31,
                                                      2000            1999            1998            1997            1996
                                                      ----            ----            ----            ----            ----
Loans Outstanding at End of Period               $ 137,360       $ 134,423       $ 118,558       $ 119,045       $ 115,590

Average Loans Outstanding During the Period      $ 134,325       $ 123,185       $ 116,490       $ 116,771       $ 112,341

Allowance for Loan Losses:
  Balance, Beginning of Period                   $     985       $     955       $     901       $     911       $     912
Loans Charged Off:
  Commercial and Industrial                              0              (5)              0             (15)            (19)
  Real Estate Mortgages                                 (1)              0              (8)              0               0
  Consumer                                             (97)            (94)            (63)            (84)           (118)
  Lease Financing Receivables                            0               0               0               0               0
  Credit Cards                                           0              (1)            (12)             (4)             (8)
                                                 ----------       ---------       ---------       ---------       ---------
Total Loans Charged Off                                (98)           (100)            (83)           (103)           (145)
Recoveries:
  Commercial and Industrial                              5               8               3               0              17
  Real Estate Mortgages                                  3               0               8               0               0
  Consumer                                              55              43              34              29              41
  Lease Financing Receivables                            0               0               6               1               3
  Credit Cards                                           4               1               8               3               3
                                                 ---------       ---------       ---------       ---------       ---------
Total Recoveries:                                       67              52              59              33              64
                                                 ---------       ---------       ---------       ---------       ---------

Net Loans Charged Off                                  (31)            (48)            (24)            (70)            (81)
                                                 ---------       ---------       ---------       ---------       ---------
Provision for Loan Losses                               54              78              78              60              80
                                                ----------       ---------       ----------      ----------     ----------
Balance, End of Period                           $   1,008       $     985       $     955       $     901       $     911
                                                ==========       =========       ==========      =========       =========
Net Loans Charged Off During the Period
  as a Percentage of Average Loans
  Outstanding During the Period                     -0.02%          -0.04%          -0.02%          -0.06%          -0.07%
                                                ==========       =========       ==========      =========       =========


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


     The following table presents an allocation of CCFNB's allowance for loan losses as to indicated categories as of the dates indicated:

                                 For The Years Ended December 31,
                                 --------------------------------
                                   2000        1999        1998        1997        1996
                                   ----        ----        ----        ----        ----
Commercial                       $  173      $  270      $  202      $   83      $   79
Real Estate Mortgages               318         341         510         516         500
Consumer                             79          88         196          99          96
Credit Cards                          0           0           0          20          20
Lease Financing Receivables           0           0           0           0           0
Unallocated                         438         286          47         183         216
                                 ------      ------      ------      ------      ------
Total                            $1,008      $  985      $  955      $  901      $  911
                                 ======      ======      ======      ======      ======


     The following table presents a summary of CCFNB's nonaccrual, restructured and past due loans as of the date indicated:

                                                    For The Years Ended December 31,
                                                  -----------------------------------
                                                     2000         1999         1998         1997         1996
                                                     ----         ----         ----         ----         ----
Nonaccrual, Restructured and Past Due Loans:
  Nonaccrual Loans                                $   312      $   199      $   537      $    69      $   109
  Restructured Loans on Accrual Status                  0            0            0            0            0
  Accrual Loans Past Due 90 Days or More              344          157          415          586          329
                                                  -------      -------      -------      -------      -------
Total Nonaccrual, Restructured and Past
   Due Loans                                      $   656      $   356      $   952      $   655      $   438

Other Real Estate                                 $     0      $     0      $     0      $     0      $     0

Interest Income That Would Have Been
  Recorded Under Original Terms                   $29,248      $16,089      $55,411      $ 6,846      $ 9,849

Interest Income Recorded During the Period        $ 5,023      $     0      $ 9,609      $     0      $     0


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